Investor Contacts: Jim McLemore, CFA President & CEO 337.237.8343 Lorraine Miller, CFA EVP & CFO 337.593.3143
MidSouth Bancorp, Inc. Reports Third Quarter Results
Quarterly Highlights

•	Reported EPS for Q3 2018 was a loss of $0.34 versus a loss of $0.09 for Q2 2018 due to impact of $4.3 million loan loss provision and $5.5 million of remediation expenses.

•	Diluted operating EPS for Q3 2018 was a loss of $0.08 versus income of $0.17 for Q2 2018.

•	Bank level classified assets to capital declined sequentially to 45% from 53%

•	FTE net interest margin decreased 5 bps sequentially to 3.93% due to loan paydowns

•	Core deposits were 87.7% of $1.5 billion total deposits.

•	Funding costs remain low at 50 bps, up 5 bps sequentially for a 20 bps Deposit Beta.

•
Tangible common equity to tangible assets declined 22 bps sequentially to 8.74%, of which 11 bps was the result of a decline in the investment portfolio directly related to recent increases in interest rates.

•	Bank Secrecy Act/Anti-Money Laundering ("BSA/AML") Consent Order entered into with the Office of the Comptroller of the Currency ("OCC")

LAFAYETTE, LA., October 30, 2018/BUSINESS WIRE/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE:MSL) today reported a quarterly net loss available to common shareholders of $5.7 million for the third quarter of 2018, or $0.34 per common share, compared to net income available to common shareholders of $856,000 reported for the third quarter of 2017, or $0.05 per common share, and a $1.5 million net loss available to common shareholders for the second quarter of 2018, or $0.09 per common share. The third quarter of 2018 included an after-tax charge of $4.3 million for regulatory remediation costs. For comparison purposes, the second quarter of 2018 included an after-tax charge of $15,000 resulting from costs associated with the bulk loan sale and an after-tax charge of $4.2 million for regulatory remediation costs. Excluding these non-operating expenses, diluted earnings for the third quarter of 2018 were a loss of $1.4 million or $0.08 per common share, compared to income of $2.8 million or $0.17 per diluted share for the second quarter of 2018, and income of $2.0 million or $0.12 per diluted share for the third quarter of 2017.

Jim McLemore, President and CEO, remarked “ Our reported earnings for the third quarter continue to be heavily impacted by costs to remediate issues resulting from our 2017 Written Agreement with the OCC and other self-identified issues relating to our BSA/AML program. Although remediation costs remain high, we are making very good progress with remediation efforts and expect to see a significant wind down of remediation efforts in the fourth quarter." Additionally, on October 25, 2018 the Bank entered into a Stipulation to the Issuance of a Consent Order with the OCC relating to deficiencies in the Bank's BSA/AML compliance program. Mr. McLemore commented, "In the process of our top-to-bottom review of the Company we self-identified deficiencies in our BSA/AML program which we quickly reported to the appropriate regulatory officials and began aggressively addressing."

Mr. McLemore continued, "The regulatory order does not include fines or a lookback. The order does not affect our ability to conduct day-to-day business to provide customers with service and products they have come to expect from us. We have already begun updating our BSA/AML policies and procedures, established a required Board committee, and recruited a highly qualified BSA/AML officer. Our commitment is to meet the conditions in the order as soon as possible."

Remediation Update

Mr. McLemore noted, “As we indicated last quarter, work initiated over the past year has been substantially completed for 5 of our 6 major focus areas. The final area where continued work will be undertaken for the remainder of 2018 and into early 2019 will be in our BSA/AML program. We are still anticipating total costs of up to $20 million for our remediation efforts in 2018, having incurred approximately $15 million in remediation costs through the end of the third quarter of 2018. We continue to believe these investments will have a very positive return in terms of increasing the value of the franchise through the reduction of risk and through more efficient and effective processes. Just as importantly, we will now be able to focus more of our efforts on measured growth and improved efficiencies."

Balance Sheet

Consolidated assets declined $32.7 million sequentially and $120.8 million year over year to $1.8 billion at September 30, 2018 compared to $1.9 billion at September 30, 2017 and June 30, 2018. The decline for both periods was largely due to significant reductions in problem credits and impacts associated with branch closures in year over year comparisons. Our stable core deposit base, which excludes time deposits, totaled $1.3 billion for both periods ended September 30, 2018 and June 30, 2018, accounting for 87.7% and 88.5% of deposits during these same periods, respectively. Net loans totaled $0.94 billion, $1.0 billion and $1.2 billion at September 30, 2018, June 30, 2018 and September 30, 2017, respectively.

MidSouth’s Tier 1 leverage capital ratio was 12.53% at September 30, 2018, compared to 12.71% at June 30, 2018. Tier 1 risk-based capital and total risk-based capital ratios were 19.09% and 20.35%, respectively, at September 30, 2018, compared to 18.07% and 19.33%, respectively, at June 30, 2018. Tier 1 common equity to total risk-weighted assets at September 30, 2018 was 13.78%, compared to 13.20% at June 30, 2018. Tangible common equity totaled $155.6 million at September 30, 2018, compared to $162.6 million at June 30, 2018. Tangible book value per common share at September 30, 2018 was $9.35 compared to $9.78 at June 30, 2018.

Asset Quality

Nonperforming assets ("NPAs") totaled $52.5 million at September 30, 2018, a decrease of $22.4 million when compared to June 30, 2018. The decrease in non-performing assets was primarily attributed to customer payoffs/ paydowns of $34 million of non-accrual loans in the third quarter. The decrease in nonperforming assets was partially offset by $11.6 million of loans placed on non-accrual during the quarter. Allowance ("ALL") coverage for nonperforming loans increased to 47.49% at September 30, 2018, compared to 31.97% at June 30, 2018. The ALL/total loans ratio was 2.54% at September 30, 2018 and 2.22% at June 30, 2018. The ratio of annualized net charge-offs to total loans increased to 1.40% for the three months ended September 30, 2018 compared to 0.87% for the three months ended June 30, 2018.

Total nonperforming assets to total loans, other real estate owned ("OREO") and other assets repossessed was 5.45% at September 30, 2018 compared to 7.07% at June 30, 2018. Loans classified as accruing troubled debt restructurings, (accruing “TDRs”) totaled $896,000 at September 30, 2018 compared to $1.0 million at June 30, 2018. Total classified assets, including OREO, totaled $91.4 million at September 30, 2018 compared to $105.8 million at June 30, 2018. The classified to capital ratio was 45.1% at September 30, 2018 compared to 52.9% at June 30, 2018.

Mr. McLemore noted, “We made significant progress in the quarter on improving our asset quality. Our Bank Classified to Capital ratio declined to 45% from 53% last quarter and NPAs were reduced by $22 million, or 30% during the third quarter. We took a $4.3 million provision in the third quarter, a significant part of which addressed impairment for a large energy credit. As we've cautioned before, credit costs could very well be choppy and should be evaluated over a longer-term horizon. Overall, we continue to make good progress on asset quality in 2018. Since the Bank's turnaround began in the second quarter of 2017, credit costs have been $32 million versus an initial estimate ranging between $31 million and $50 million and classified to capital has continued to decline, coming in at 72% as of June 30, 2017 and down to 45% at September 30, 2018."

More information on our energy loan portfolio and other information on quarterly results can be found on our website at MidSouthBank.com under Investor Relations/Presentations.

Third Quarter 2018 vs. Second Quarter 2018 Earnings Comparison

MidSouth reported a net loss available to common shareholders of $5.7 million for the three months ended September 30, 2018, compared to a net loss available to common shareholders of $1.5 million for the three months ended June 30, 2018. Revenues from consolidated operations decreased $251,000 in sequential-quarter comparison. Net interest income decreased $459,000 in sequential-quarter comparison, resulting from a $303,000 decrease in interest income and a $156,000 increase in interest expense. Operating noninterest income decreased $208,000 in sequential-quarter comparison.

The third quarter of 2018 included non-operating expenses totaling $5.5 million which consisted of $5.5 million of regulatory remediation costs compared to $5.3 million of regulatory remediation costs for the three months ended June 30, 2018. Excluding these non-operating expenses, noninterest expense increased $1.1 million in sequential-quarter comparison due to a $1.4 million increase in legal and professional expenses that was partially offset by a $154,000 decline in salaries and benefits and a $116,000 decline in occupancy expense. The provision for loan losses increased by $3.9 million in sequential-quarter comparison. We recorded an income tax benefit of $1.4 million during the third quarter of 2018 compared to an income tax benefit of $237,000 in the second quarter of 2018.

Dividends on the Series B Preferred Stock issued to the U.S. Treasury as a result of our participation in the Small Business Lending Fund totaled $720,000 for the third quarter of 2018 based on a dividend rate of 9%, unchanged from $720,000 for the second quarter of 2018. Dividends on the Series C Preferred Stock issued with the December 28, 2012 acquisition of PSB Financial Corporation totaled $90,000 for the three months ended September 30, 2018 and June 30, 2018.

Fully taxable-equivalent (“FTE”) net interest income decreased $460,000 in sequential-quarter comparison, primarily due to a decrease of $754,000 in interest income on loans, a $193,000 increase in interest expense on deposits, offset primarily by a $450,000 increase in other interest income. Interest income on loans decreased in sequential-quarter comparison due to a $88.5 million decrease in average loan balances that was partially offset by a 17 bps increase in the average yield on loans. There was a 2 bps increase in the average yield on investment securities in sequential quarters from 2.54% to 2.56% and the average balance of investment securities increased $6.4 million. The average yield on total earning assets increased 1 bps for the same period, from 4.39% to 4.40%, respectively. The FTE net interest margin decreased 4 bps in sequential-quarter comparison, from 3.97% for the second quarter of 2018 to 3.93% for the third quarter of 2018.

Third Quarter 2018 vs. Third Quarter 2017 Earnings Comparison

MidSouth reported a net loss available to common shareholders of $5.7 million for the three months ended September 30, 2018, compared to net income available to common shareholders of $856,000 for the three months ended September 30, 2017. Revenues from consolidated operations decreased $2.7 million in quarterly comparison, from $24.3 million for the three months ended September 30, 2017 to $21.6 million for the three months ended September 30, 2018. Net interest income decreased $2.3 million in quarterly comparison, resulting from a $1.9 million decrease in interest income and a $404,000 increase in interest expense. Noninterest income decreased $396,000 in quarterly comparison.

Excluding non-operating expenses of $5.5 million for the third quarter of 2018 and $0.9 million for the third quarter of 2017, noninterest expense increased $1.2 million in quarterly comparison and consisted primarily of a $1.1 million increase in legal and professional expenses, a $187,000 increase in other expenses and $100,000 increase in OREO expense partially offset by a $366,000 reduction in occupancy expenses resulting from branch closures. The provision for loan losses was unchanged in quarterly comparison. A $1.4 million income tax benefit was reported for third quarter 2018, compared to $574,000 income tax expense reported in the third quarter 2017.

Dividends on preferred stock totaled $810,000 for the three months ended September 30, 2018 and 2017, respectively. Dividends on the Series B Preferred Stock were $720,000 for the third quarters of 2018 and 2017, respectively. Dividends on the Series C Preferred Stock totaled $90,000 for the three months ended September 30, 2018 and 2017, respectively.

FTE net interest income decreased $2.5 million in prior year quarterly comparison. Interest income on loans decreased $2.7 million due to a decrease in the average balance of loans of $234.1 million in prior year quarterly comparison. The average yield on loans increased 24 bps in prior year quarterly comparison, from 5.48% to 5.72%.

Investment securities totaled $417.5 million, or 22.9% of total assets at September 30, 2018, compared to $410.0 million, or 21.1% of total assets at September 30, 2017. The investment portfolio had an effective duration of 3.59 years and a net unrealized loss of $8.2 million at September 30, 2018. FTE interest income on investments decreased $331,000 in prior year quarterly comparison. The average volume of investment securities decreased $37.4 million in prior year quarterly comparison, and the average tax equivalent yield on investment securities decreased 9 bps, from 2.65% to 2.56%.

The average yield on all earning assets decreased 16 bps in prior year quarterly comparison, from 4.55% for the third quarter of 2017 to 4.39% for the third quarter of 2018.

Interest expense increased $404,000 in prior year quarterly comparison. Increases in interest expense included a $508,000 increase in interest expense on deposits and a $59,000 increase in interest expense on Trust Preferred Securities ("TruPs"), which were partially offset by a $132,000 decrease in interest expense on repurchase agreements.

As a result of these changes in volume and yield on earning assets and interest-bearing liabilities, the FTE net interest margin decreased 27 bps, from 4.20% for the third quarter of 2017 to 3.93% for the third quarter of 2018.

Year-To-Date Earnings Comparison

MidSouth reported a net loss available to common shareholders of $7.6 million for the nine months ended September 30, 2018, compared to a net loss available to common shareholders of $3.7 million for the nine months ended September 30, 2017. Revenues from consolidated operations decreased $5.3 million in year-over-year comparison, from $70.9 million for the nine months ended September 30, 2017 to $65.6 million for the nine months ended September 30, 2018. Net interest income decreased $4.4 million in year-over-year comparison, resulting from a $3.5 million decrease in interest income primarily a result of lower loan income and a $868,000 increase in interest expense. Noninterest income decreased $951,000 in year-over-year comparison and consisted primarily of a $909,000 decrease in service charges on deposits accounts.

Excluding non-operating expenses of $15.8 million for the nine months ended Septemer 30, 2018 and $3.8 million for the nine months ended September 30, 2017, noninterest expense decreased $577,000 in year-over-year comparison and consisted primarily of a $1.2 million decrease in salaries and benefits costs and a $1.2 million decrease in occupancy expense, which was partially offset by increases of $2.7 million in legal and professional fees and $235,000 in other expenses. The provision for loan losses decreased $14.9 million in year-over-year comparison, from $19.6 million for the nine months ended September 30, 2017 to $4.7 million for the nine months ended September 30, 2018. A $1.6 million income tax benefit was reported for the first nine months of 2018, compared to an income tax benefit of $2.1 million for the first nine months of 2017.

In year-to-date comparison, FTE net interest income decreased $4.7 million primarily due to a $3.5 million decrease in interest income from total loans as a result of lower average balances of loans of $165 million for the period as problem loans have been sold or reduced and exposure to energy credits has been limited. This more than offset the 22 bps increase in average loan yields from 5.37% to 5.59%. The average volume of investment securities decreased $52.3 million in year-over-year comparison, and the average yield on investment securities decreased from 2.67% to 2.55% for the same period resulting primarily from recent tax law changes that have reduced yields on tax-exempt municipal bonds. The average yield on earning assets decreased from 4.53% at September 30, 2017 to 4.43% at September 30, 2018.

Interest expense increased $868,000 in year-over-year comparison. Increases in interest expense included a $1.2 million increase in interest expense on deposits. This increase was partially offset by a $538,000 decrease in interest expense on repurchase agreements. The average rate paid on interest-bearing liabilities was 0.52% for the nine months ended September 30, 2018, compared to 0.35% for the nine months ended September 30, 2017. The FTE net interest margin decreased from 4.19% for the nine months ended September 30, 2017 to 4.00% for the nine months ended September 30, 2018.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a bank holding company headquartered in Lafayette, Louisiana, with total assets of $1.8 billion as of September 30, 2018. MidSouth Bancorp, Inc. trades on the NYSE under the symbol “MSL.” Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank currently has 42 locations in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 55,000 surcharge-free ATMs. Additional corporate information is available at MidSouthBank.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements include, among others, statements regarding expected future financial results, the strength of the Company's balance sheet and its positioning to address problem assets and achieve operating efficiencies and the implementation of the provisions of the formal agreement with the OCC. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “could,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” and similar expressions are typically used to identify forward-looking statements.

These statements are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties and may be affected by various factors that may cause actual results, developments and business decisions to differ materially from those in the forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions in the markets we serve, including, without limitation, changes related to the oil and gas industries that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; increases in competitive pressure in the banking and financial services industries; increased competition for deposits and loans which could affect compositions, rates and terms; changes in the levels of prepayments received on loans and investment securities that adversely affect the yield and value of the earning assets; our ability to successfully implement and manage our recently announced strategic initiatives; costs and expenses associated with our strategic initiatives and possible changes in the size and components of the expected costs and charges associated with our strategic initiatives; our ability to realize the anticipated benefits and cost savings from our strategic initiatives within the anticipated time frame, if at all; the ability of the Company to comply with the terms of the formal agreement with the Office of the Comptroller of the Currency; credit losses due to loan concentration, particularly our energy lending and commercial real estate portfolios; a deviation in actual experience from the underlying assumptions used to determine and establish our allowance for loan losses (“ALLL”), which could result in greater than expected loan losses; the adequacy of the level of our ALLL and the amount of loan loss provisions required in future periods including the impact of implementation of the new CECL (current expected credit loss) methodology; future examinations by our regulatory authorities, including the possibility that the regulatory authorities may, among other things, impose conditions on our operations or require us to increase our allowance for loan losses or write-down assets; changes in the availability of funds resulting from reduced liquidity or increased costs; the timing and impact of future acquisitions or divestitures, the success or failure of integrating acquired operations, and the ability to capitalize on growth opportunities upon entering new markets; the ability to acquire, operate, and maintain effective and efficient operating systems; increased asset levels and changes in the composition of assets that would impact capital levels and regulatory capital ratios; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including the impact of regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and other changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; regulations and restrictions resulting from our participation in government-sponsored programs such as the U.S. Treasury’s Small Business Lending Fund, including potential retroactive changes in such programs; changes in accounting principles, policies, and guidelines applicable to financial holding companies and banking; increases in cybersecurity risk, including potential business disruptions or financial losses; acts of war, terrorism, cyber intrusion, weather, or other catastrophic events beyond our control; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 16, 2018 and in its other filings with the SEC.

MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Three Months Ended
EARNINGS DATA	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Total interest income	$18,436	$18,739	$18,997	$20,955	$20,379
Total interest expense	1,970	1,814	1,627	1,483	1,566
Net interest income	16,466	16,925	17,370	19,472	18,813
FTE net interest income	16,538	16,998	17,451	19,658	19,003
Provision for loan losses	4,300	440	—	10,600	4,300
Non-interest income	5,090	4,882	4,829	6,028	5,486
Non-interest expense	23,527	22,273	21,873	25,944	17,759
Earnings (loss) before income taxes	(6,271)	(906)	326	(11,044)	2,240
Income tax (benefit) expense	(1,373)	(237)	(34)	(540)	574
Net earnings (loss)	(4,898)	(669)	360	(10,504)	1,666
Dividends on preferred stock	810	810	810	810	810
Net (loss) earnings available to common shareholders	$(5,708)	$(1,479)	$(450)	$(11,314)	$856

PER COMMON SHARE DATA
Basic (loss) earnings per share	(0.34)	(0.09)	(0.03)	(0.69)	0.05
Diluted (loss) earnings per share	(0.34)	(0.09)	(0.03)	(0.69)	0.05
Diluted earnings (loss) per share, operating (Non-GAAP)(*)	(0.08)	0.17	0.21	(0.05)	0.12
Quarterly dividends per share	0.01	0.01	0.01	0.01	0.01
Book value at end of period	12.05	12.50	12.62	12.87	13.70
Tangible book value at period end (Non-GAAP)(*)	9.35	9.78	9.89	10.11	10.92
Market price at end of period	15.40	13.25	12.65	13.25	12.05
Shares outstanding at period end	16,641,105	16,619,894	16,621,811	16,548,829	16,548,829
Weighted average shares outstanding
Basic	16,557,664	16,525,571	16,495,438	16,460,124	16,395,317
Diluted	16,557,664	16,525,571	16,495,438	16,460,124	16,395,740

AVERAGE BALANCE SHEET DATA
Total assets	$1,830,834	$1,860,906	$1,860,070	$1,907,735	$1,954,343
Loans and leases	1,020,834	1,109,371	1,159,671	1,238,846	1,254,885
Total deposits	1,503,528	1,514,321	1,495,907	1,513,156	1,546,837
Total common equity	209,010	210,291	214,183	228,386	227,948
Total tangible common equity (Non-GAAP)(*)	164,020	165,024	168,629	182,568	181,851
Total equity	249,997	251,278	255,170	269,373	269,035

SELECTED RATIOS
Annualized return on average assets, operating (Non-GAAP)(*)	(0.30)%	0.59%	0.76%	(0.17)%	0.41%
Annualized return on average common equity, operating (Non-GAAP)(*)	(2.60)%	5.22%	6.59%	(1.40)%	3.51%
Annualized return on average tangible common equity, operating (Non-GAAP)(*)	(3.31)%	6.65%	8.37%	(1.75)%	4.40%
Efficiency ratio, operating (Non-GAAP)(*)	83.36%	77.38%	75.57%	69.14%	66.24%
Average loans to average deposits	67.90%	73.26%	77.52%	81.87%	81.13%
Tier 1 leverage capital ratio	12.53%	12.71%	12.80%	12.53%	12.84%

CREDIT QUALITY
Allowance for loan and lease losses (ALLL) as a % of total loans	2.54%	2.22%	2.23%	2.27%	2.03%
Nonperforming assets to tangible equity + ALLL	23.75%	32.99%	36.86%	24.35%	21.83%
Nonperforming assets to total loans, other real estate owned and other repossessed assets	5.45%	7.07%	7.47%	4.83%	4.35%
Annualized QTD net charge-offs to total loans	1.40%	0.87%	0.54%	2.94%	1.26%

(*) See reconciliation of Non-GAAP financial measures.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

BALANCE SHEET	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Assets
Cash and cash equivalents	$302,888	$278,776	$211,486	$152,964	$163,123
Securities available-for-sale	352,606	308,937	293,970	309,191	326,222
Securities held-to-maturity	64,893	67,777	73,255	81,052	83,739
Total investment securities	417,499	376,714	367,225	390,243	409,961
Other investments	16,508	14,927	12,896	12,214	12,200
Loans held for sale	—	—	1,117	15,737	—
Total loans	962,743	1,057,963	1,137,255	1,183,426	1,235,969
Allowance for loan losses	(24,450)	(23,514)	(25,371)	(26,888)	(25,053)
Loans, net	938,293	1,034,449	1,111,884	1,156,538	1,210,916
Premises and equipment	56,006	56,834	57,848	59,057	64,969
Goodwill and other intangibles	44,856	45,133	45,409	45,686	45,963
Other assets	50,204	52,084	49,890	48,713	39,934
Total assets	$1,826,254	$1,858,917	$1,857,755	$1,881,152	$1,947,066

Liabilities and Shareholders' Equity
Non-interest bearing deposits	$425,696	$427,504	$416,547	$428,183	$428,419
Interest-bearing deposits	1,083,433	1,076,433	1,063,142	1,127,752	1,107,801
Total deposits	1,509,129	1,503,937	1,479,689	1,555,935	1,536,220

Securities sold under agreements to repurchase	13,676	33,026	67,133	54,875	90,799
Short-term FHLB advances	27,500	27,500	40,000	12,500	—
Long-term FHLB advances	6	10,016	10,021	25,110	25,211
Junior subordinated debentures	22,167	22,167	22,167	22,167	22,167
Other liabilities	12,325	10,272	8,127	8,836	9,602
Total liabilities	1,584,803	1,606,918	1,627,137	1,679,423	1,683,999
Total shareholders' equity	$241,451	$250,837	$254,015	$267,643	$261,570
Total liabilities and shareholders' equity	$1,826,254	$1,857,755	$1,881,152	$1,947,066	$1,945,569

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Income Statements (unaudited)
(in thousands except per share data)

EARNINGS STATEMENT	Three Months Ended					Nine Months Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017

Interest income:
Loans, including fees	$14,547	$15,251	$15,905	$17,731	$17,064	$45,702	$49,941
Investment securities	2,429	2,370	2,363	2,515	2,639	7,162	8,163
Accretion income	43	93	110	295	265	246	741
Other interest income	1,417	1,025	619	414	411	3,061	823
Total interest income	18,436	18,739	18,997	20,955	20,379	56,171	59,668

Interest expense:
Deposits	1,602	1,410	1,238	$1,097	1,094	4,249	3,002
Borrowings	102	150	174	277	350	427	1,177
Junior subordinated debentures	271	259	220	198	212	750	632
Accretion income	(5)	(5)	(5)	(89)	(90)	(15)	(268)
Total interest expense	1,970	1,814	1,627	1,483	1,566	5,411	4,543

Net interest income	16,466	16,925	17,370	19,472	18,813	50,760	55,125
Provision for loan losses	4,300	440	—	10,600	4,300	4,740	19,600
Net interest income after provision for loan losses	12,166	16,485	17,370	8,872	14,513	46,020	35,525

Noninterest income:
Service charges on deposit accounts	2,159	2,065	2,206	2,385	2,463	6,430	7,339
Other service charges	1,796	1,877	1,784	1,756	1,687	5,457	5,156
Mortgage lending	29	66	92	162	155	187	465
Other noninterest income	1,106	874	747	1,725	1,181	2,728	2,793
Total noninterest income	5,090	4,882	4,829	6,028	5,486	14,802	15,753

Noninterest expense:
Salaries and employee benefits	7,762	7,916	7,719	7,729	7,849	23,398	24,648
Occupancy expense	3,077	3,193	3,045	3,357	3,443	9,315	10,494
ATM and debit card	653	648	576	633	654	1,876	2,088
Legal and professional	2,543	1,100	1,689	1,449	1,404	5,298	2,726
FDIC premiums	360	507	430	297	448	1,296	1,275
Marketing	344	281	195	353	302	820	844
Corporate development	274	248	237	258	189	759	758
Data processing	730	666	665	712	640	2,061	1,928
Printing and supplies	153	133	123	110	81	409	399
Expenses on OREO, net	115	138	76	331	15	329	186
Amortization of core deposit intangibles	277	276	277	276	277	830	830
Other non-interest expense	7,239	7,167	6,761	10,439	2,457	21,282	8,417
Total noninterest expense	23,527	22,273	21,793	25,944	17,759	67,673	54,593
Earnings (loss) before income taxes	(6,271)	(906)	406	(11,044)	2,240	(6,851)	(3,315)
Income tax (benefit)/expense	(1,373)	(237)	(34)	(540)	574	(1,644)	(2,058)
Net (loss) earnings	(4,898)	(669)	440	(10,504)	1,666	(5,207)	(1,257)
Dividends on preferred stock	810	810	810	810	810	2,430	2,432
Net (loss) earnings available to common shareholders	$(5,708)	$(1,479)	$(370)	$(11,314)	$856	$(7,637)	$(3,689)

(Loss) earnings per common share, diluted	$(0.34)	$(0.09)	$(0.03)	$(0.69)	$0.05	$(0.46)	$(0.28)

Operating (loss) earnings per common share, diluted (Non-GAAP)(*)	$(0.08)	$0.17	$0.21	$(0.05)	$0.12	$0.29	$(0.12)

(*) See reconciliation of Non-GAAP financial measures.

	September 30,	June 30,	March 31,	December 30,	September 30,
COMPOSITION OF LOANS	2018	2018	2018	2017	2017
Commercial, financial, and agricultural	$294,971	$354,944	$401,048	$435,207	$447,482
Real estate - construction	90,444	98,108	94,679	90,287	90,088
Real estate - commercial	394,416	414,526	438,779	448,406	473,046
Real estate - residential	136,151	141,104	145,671	146,751	155,676
Consumer and other	46,169	48,649	56,386	62,043	68,917
Lease financing receivable	592	632	692	732	760

Total loans	$962,743	$1,057,963	$1,137,255	$1,183,426	$1,235,969

	September 30,	June 31,	March 31,	December 31,	September 30,
COMPOSITION OF DEPOSITS	2018	2018	2018	2017	2017
Noninterest bearing	$425,696	$419,577	$427,504	$416,547	$428,183
NOW & other	442,487	461,726	459,394	434,646	461,740
Money market/savings	454,867	466,711	441,801	446,215	473,023
Time deposits of less than $100,000	162,175	111,758	113,665	116,309	120,685
Time deposits of $100,000 or more	23,904	63,308	61,573	65,972	72,304

Total deposits	$1,509,129	$1,523,080	$1,503,937	$1,479,689	$1,555,935

	September 30,	June 30,	March 31,	December 31,	September 30,
ASSET QUALITY DATA	2018	2018	2018	2017	2017
Nonaccrual loans	$51,476	$73,538	$82,275	$49,278	$51,289
Loans past due 90 days and over	7	3	1	728	402
Total nonperforming loans	51,483	73,541	82,276	50,006	51,691
Nonperforming loans held for sale	—	—	808	5,067	—
Other real estate	1,022	1,365	1,803	2,001	1,931
Other repossessed assets	—	—	194	192	234
Total nonperforming assets	$52,505	$74,906	$85,081	$57,266	$53,856

Troubled debt restructurings, accruing	$896	$1,010	$1,153	$1,360	$1,557

Nonperforming assets to total assets	2.88%	4.03%	4.58%	3.04%	2.77%
Nonperforming assets to total loans + ORE + other repossessed assets	5.45%	7.07%	7.47%	4.83%	4.35%
ALLL to nonperforming loans	47.49%	31.97%	30.84%	53.77%	48.47%
ALLL to total loans	2.54%	2.22%	2.23%	2.27%	2.03%

Quarter-to-date charge-offs	4,339	2,801	1,836	8,931	4,381
Quarter-to-date recoveries	974	505	319	166	460
Quarter-to-date net charge-offs	3,365	2,296	1,517	8,765	3,921
Annualized QTD net charge-offs to total loans	1.40%	0.87%	0.54%	2.94%	1.26%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Tangible Common Equity to Tangible Assets and Regulatory Ratios (unaudited)
(in thousands)

COMPUTATION OF TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS	September 30,	September 30,
	2018	2017
Total equity	$241,451	$267,643
Less:
Preferred equity	40,972	40,987
Total common equity	200,479	226,656
Less:
Goodwill	42,171	42,171
Other intangible assets	2,685	3,792
Total tangible common equity	$155,623	$180,693

Total assets	$1,826,254	$1,947,066
Less:
Goodwill	42,171	42,171
Other intangible assets	2,685	3,792
Total tangible assets	$1,781,398	$1,901,103

Tangible common equity to tangible assets	8.74%	9.50%

REGULATORY CAPITAL

Common equity tier 1 capital	$162,025	$182,768
Tier 1 capital	224,496	245,254
Total capital	239,324	263,365

Regulatory capital ratios:
Common equity tier 1 capital ratio	13.78%	12.68%
Tier 1 risk-based capital ratio	19.09%	17.01%
Total risk-based capital ratio	20.35%	18.27%
Tier 1 leverage ratio	12.53%	12.84%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Quarterly Yield Analysis (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2018			June 30, 2018			March 31, 2018			December 31, 2017			September 30, 2017

		Tax			Tax			Tax			Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$347,205	$2,156	2.48%	$340,080	$2,093	2.46%	$334,419	$2,047	2.45%	$348,267	$2,161	2.48%	$372,648	$2,276	2.44%
Tax-exempt securities(*)	43,151	345	3.20%	43,858	351	3.20%	50,550	400	3.17%	53,998	448	3.32%	55,129	558	4.05%
Total investment securities	390,356	2,501	2.56%	383,938	2,444	2.54%	384,969	2,447	2.54%	402,265	2,609	2.59%	427,777	2,834	2.65%
Federal funds sold	7,250	32	1.77%	5,008	21	1.63%	4,978	18	1.45%	4,441	15	1.32%	4,319	13	1.18%
Interest bearing deposits in other banks	250,349	1,279	2.04%	201,281	912	1.79%	132,940	514	1.55%	94,394	314	1.30%	94,675	305	1.26%
Other investments	15,640	106	2.71%	14,924	91	2.45%	12,721	87	2.74%	12,201	85	2.79%	12,098	93	3.07%
Loans	1,020,834	14,590	5.72%	1,109,371	15,344	5.55%	1,159,671	16,015	5.60%	1,238,846	18,026	5.77%	1,254,885	17,329	5.48%
Total interest earning assets	1,684,429	18,508	4.40%	1,714,522	18,812	4.39%	1,695,279	19,081	4.56%	1,752,147	21,049	4.81%	1,793,754	20,574	4.59%
Non-interest earning assets	146,405			146,384			164,791			155,588			160,589
Total assets	$1,830,834			$1,860,906			$1,860,070			$1,907,735			$1,954,343
Interest-bearing liabilities:
Deposits	$1,083,404	$1,602	0.59%	$1,087,746	$1,409	0.52%	$1,071,484	$1,238	0.47%	$1,085,349	$1,097	0.40%	$1,118,593	$1,094	0.39%
Repurchase agreements	14,641	16	0.44%	26,230	25	0.39%	40,115	40	0.40%	54,799	66	0.48%	75,654	149	0.78%
FHLB advances	29,139	81	1.11%	37,514	120	1.28%	38,741	129	1.33%	40,281	122	1.21%	31,677	111	1.40%
Junior subordinated debentures	22,167	271	4.89%	22,167	260	4.63%	22,167	220	3.97%	22,167	198	3.50%	22,167	212	3.74%
Total interest bearing liabilities	1,149,351	1,970	0.69%	1,173,657	1,814	0.62%	1,172,507	1,627	0.57%	1,202,596	1,483	0.49%	1,248,091	1,566	0.50%
Non-interest bearing liabilities	431,486			435,971			447,460			435,766			437,217
Shareholders' equity	249,997			251,278			255,170			269,373			269,035
Total liabilities and shareholders' equity	1,830,834			1,860,906			1,875,137			1,907,735			1,954,343

Net interest income (TE) and spread		$16,538	3.71%		$16,998	3.77%		$17,454	3.99%		$19,566	4.32%		$19,008	4.09%

Net interest margin			3.93%			3.97%			4.12%			4.47%			4.24%

(*) Reflets taxable equivalent adjustments using the federal statutory tax rate of 21% and 35% (3Q17) in adjusting interest on tax-exempt securities to a fully taxable basis. The taxable equivalent adjustments included above amount to $72,477 for 3Q18, $73,709 for 2Q18, $83,934 for 1Q18, $94,123 for 4Q17 and $155,567 for 3Q17.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited)
(in thousands except per share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
TANGIBLE BOOK VALUE PER COMMON SHARE

Total shareholders' equity	$241,451	$248,672	$250,837	$254,015	$267,643
Less:
Preferred common shareholders' equity	$40,972	$40,987	$40,987	$40,987	$40,987
Total common shareholders' equity	200,479	207,685	209,850	213,028	226,656

Less:
Goodwill	$42,171	$42,171	$42,171	$42,171	$42,171
Other intangible assets	$2,685	$2,962	$3,238	$3,515	$3,792
Total tangible common shareholders' equity	$155,623	$162,552	$164,441	$167,342	$180,693

Period end number of shares	$16,641,105	$16,619,894	$16,621,811	$16,548,829	$16,548,829
Book value per share (period end)	$12.07	$12.50	$12.62	$12.87	$13.70
Tangible book value per share (period end)	$9.35	$9.78	$9.89	$10.11	$10.92

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited) (continued)
(in thousands except per share data)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
Adjusted Net Income	2018	2018	2018	2017	2017	2018	2017

Net (loss) income available to common shareholders'	$(5,708)	$(1,479)	$(450)	$(11,314)	$856	$(7,637)	$(3,689)
Adjustment items:
Regulatory remediation costs	5,502	5,323	3,926	1,772	856	14,658
Loans held for sale expense	4	20	963	6,819	—	979	570
Severance and retention expenses	—	—	—	171	—	—	1,341
Branch closure expenses	—	—	145	—	903	—	1,368
Tax effect of adjustments	(1,156)	(1,122)	(1,057)	(1,840)	(616)	(3,284)	(1,148)
After tax adjustment items	4,350	4,221	3,977	6,922	1,143	12,353	2,131
Tax expense attributable to remeasurement of deferred taxes at reduced federal corporate tax rate	—	—	—	3,595	—	—	—
Adjusted net (loss) income	$(1,358)	$2,742	$3,527	$(797)	$1,999	$4,716	$(1,558)

Weighted average number of shares - diluted	16,557,793	16,525,571	16,495,438	16,460,124	16,395,740	16,530,852	13,314,469
Net income per diluted share	$(0.34)	$(0.09)	$(0.03)	$(0.69)	$0.05	$(0.46)	$(0.28)
Adjusted net income per diluted share	$(0.08)	$0.17	$0.21	$(0.05)	$0.12	$0.29	$(0.12)

Average assets	$1,830,834	$1,860,906	$1,860,070	$1,907,735	$1,954,343	$1,850,496	$1,936,930
Return on average assets	(1.25)%	(0.32)%	(0.10)%	(2.37)%	0.18%	(1.65)%	(0.76)%
Adjusted return on average assets	(0.30)%	0.59%	0.76%	(0.17)%	0.41%	1.02%	(0.32)%

Average common equity	$209,010	$210,291	$214,183	$228,386	$227,948	$249,934	$194,373
Average tangible common equity	$164,020	$165,024	$168,629	$182,568	$181,851	$204,666	$147,998
Adjusted return on average common equity	(2.60)%	5.22%	6.59%	(1.40)%	3.51%	2.52%	(1.07)%
Adjusted return on average tangible common equity	(3.31)%	6.65%	8.37%	(1.75)%	4.40%	3.07%	(1.40)%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited) (continued)
(in thousands except per share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
ADJUSTED EFFICIENCY RATIO (TE)	2018	2018	2018	2017	2017

Adjusted Noninterest Expense
Total Noninterest Expense	$23,527	$22,273	$21,873	$25,944	$17,759
Adjustment items:
Regulatory remediation costs	$(5,502)	$(5,323)	$(3,926)	$(1,772)	$(856)
Loans to held for sale expense	4	(20)	(963)	(6,819)	—
Severance and retention expenses	—	—	—	(171)	—
Branch closure expenses	—	—	(145)	—	(903)
Adjusted noninterest expense	$18,029	$16,930	$16,839	$17,182	$16,000

Total Revenue
Net interest income	$16,466	$16,925	$17,370	$19,472	$18,813
Noninterest income	$5,090	$4,882	$4,829	$6,028	$5,486
Total Revenue	21,556	21,807	22,199	25,500	24,299

Adjusted Total Revenue
Net interest income (TE)	16,538	16,998	17,454	19,566	19,008
Noninterest income	5,090	4,882	4,829	6,028	5,486
Total Revenue (TE)	21,628	21,880	22,283	25,594	24,494
Adjustment items
Gain on sale of securities	—	—	—	—	(338)
Gain on sale of branches	—	—	—	(744)	—
Adjusted total revenue (TE)	21,628	21,880	22,283	24,850	24,156

Efficiency ratio (GAAP)	109.14%	102.14%	98.53%	101.74%	73.09%

Efficiency ratio (non-GAAP)	83.36%	77.38%	75.57%	69.14%	66.24%